TO BE EFFECTIVE MARCH 2, 2003

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                      STRONG VARIABLE INSURANCE FUNDS, INC.

     The undersigned Vice President and Secretary of Strong Variable Insurance Funds, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the Investor Series of Strong International Stock Fund II as common stock of the Corporation as indicated below.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                              SERIES            AUTHORIZED NUMBER OF SHARES

Strong Discovery Fund II           Investor          Indefinite
Strong Mid Cap Growth Fund II      Investor          Indefinite
Strong Multi Cap Value Fund II     Investor          Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on November 8, 2002 in accordance with Section 180.1002, 180.0602, and 180.0640 of the Wisconsin Statutes. Shareholder approval was not required. As of February 28, 2003, no shares of the Investor Series of Strong International Stock Fund II were issued and outstanding.

     Executed in duplicate this 18th day of February, 2003.


                                    STRONG VARIABLE INSURANCE FUNDS, INC.


                                    By: /s/ Richard W. Smirl
                                        ----------------------------------------
                                        Richard W. Smirl, Vice President and
                                        Secretary


This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051